                                    AGREEMENT
                                       AND
                                     RELEASE


         E. LEE BEARD ("Employee"), NORTHEAST PENNSYLVANIA FINANCIAL CORP. (the "Company") and FIRST FEDERAL BANK (the "Bank") agree as follows:


1. Payments and Benefits

         In exchange for the execution by Employee of this Agreement and Release and of an Employment Termination Certificate in the form attached to this Agreement and Release as Appendix A, the Company and/or the Bank will provide to Employee the payments and benefits listed at the end of this Paragraph 1 (the "Listed Payments and Benefits") to which she is not otherwise entitled due to her voluntary resignation. Employee may revoke this Agreement and Release within seven (7) days after she signs it. The cash payment portion of her Listed Payments and Benefits, less applicable taxes, will be paid to Employee in a single lump sum on September 20, 2003. The Listed Payments and Benefits will not be used for purposes of calculating the benefits to which she is entitled under any employee benefit program sponsored by the Company or any of its affiliates, including the Bank, except as provided below. The Listed Payments and Benefits are comprised of the following:

                  An amount equal to $859,595, which will be paid to Employee in cash in a single lump sum, less applicable taxes.

                  Continuation of health (including dental and vision) and life insurance coverage substantially identical to the coverage currently provided to Employee by the Company or its affiliates; provided that she must continue to pay any premiums, co-payments, or deductibles currently in effect. Health and life insurance coverage will continue for a period of three years from the date of this Agreement. If health coverage should become unavailable to Employee because she relocates to an area not covered by the Company's health insurance plan, the Company will pay her an amount equal to the premiums it would pay for comparable coverage for the remaining period of time specified herein.

                  Accelerated vesting, effective as of 12:01 a.m. EDT on September 13, 2003, of the 32,137 unvested stock options granted to Employee under the Northeast Pennsylvania Financial Corp. 1998 Stock-Based Incentive Plan (the "Incentive Plan") and the 2,250 unvested stock options granted to Employee under the Northeast Pennsylvania Financial Corp. 2000 Stock Option Plan (the "Stock Option Plan") which were otherwise scheduled to become exercisable on October 27,2003, and January 28, 2004, respectively. All stock options will remain exercisable, in accordance with the Incentive

         Plan and the Stock Option Plan; provided, however, that all stock options will remain exercisable for three years from September 13, 2003.

                  Accelerated vesting, effective as of 12:01 a.m. EDT on September 13, 2003, of the 400 shares of restricted stock granted to Employee under the Incentive Plan which were otherwise scheduled to vest on November 30,2003.

                  Accelerated vesting, effective as of 12:01 a.m. EDT on September 13,2003, of the 400 shares of restricted stock granted to Employee under the Incentive Plan which were otherwise scheduled to vest on November 30, 2004.

2. Employment Termination

         Employee agrees that her employment with the Company and the Bank has ended or will end as of 12:01 a.m. EDT on September 13,2003, and that she will not seek employment with the Company or any of its affiliates, including the Bank, in the future. Employee further agrees that her resignation from the boards of directors of the Company and the Bank will be effective as of 12:01 a.m. EDT on September 13, 2003, and that she will take any action required to make such resignations effective as of that date. Employee understands that as a result of her termination of employment, the employment agreement she entered into with the Company, made effective as of January 1, 2002, and the employment agreement she entered into with the Bank, made effective as of January 1, 2002, are terminated and that any notice requirements under either agreement regarding termination of employment are satisfied by the delivery and execution of this Agreement and Release. Employee acknowledges that she has voluntarily resigned from employment and board service in exchange for the Listed Payments and Benefits.

3. Claims Released

         In exchange for the Listed Payments and Benefits, Employee irrevocably and unconditionally releases the Company and the Bank and their current and former affiliates, and their employees, directors, officers and/or agents and their respective successors and assigns (individually, each a "Released Party" and collectively, the "Released Parties"), from all known and unknown claims that she presently may have arising out of her employment and/or board service with or separation from, the Company and/or the Bank (except for any claims arising from an alleged breach of this Agreement and Release and an indemnification claim as described in paragraph 15) ("Claims"). The Claims Employee is releasing include, without limitation, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act and Executive Order 11141, which prohibit age discrimination in employment; Title VII of the Civil Rights Acts of 1964, Section 1981 of the Civil Rights Act of 1966 and Executive Order 11246, which prohibit discrimination based on race, color, national origin, religion, or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination against the disabled; the Family and Medical Leave Act of 1993; the Employee Retirement Income Security

Act of 1974; and any other federal, state, or local common law, statute, regulation, or law of any other type and any claims for attorneys' fees and costs, except as set forth above.

4. Acknowledgment of Understanding

         Employee acknowledges that she is releasing Claims she knows about as well as Claims she may not know about. Employee understands the significance of releasing Claims she may have.

5. Pursuit of Released Claims

         Employee agrees to withdraw with prejudice all complaints or charges, if any, she has filed against any Released Party with any agency or court. She agrees that she will never file any lawsuit, complaint, or charge against them based on the Claims released in this Agreement and Release.

6. Arbitration of Disputes

         The parties hereto agree to use final and binding arbitration to resolve any dispute (an "Arbitrable Dispute") they may have regarding this Agreement and Release. This arbitration agreement applies, for example, to disputes about the validity, interpretation, or effect of this Agreement and Release or alleged violations of it. Any controversy or claim arising out of or relating to this Agreement and Release, or the breach thereof, will be settled by arbitration administered by the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Arbitration in this manner will be the exclusive remedy for any Arbitrable Dispute. Should any party hereto attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Paragraph 6, the responding party will be entitled to recover from the initiating party all damages, expenses, and attorneys' fees incurred as a result of that breach.

7. Nonadmission of Liability

         Employee agrees that this Agreement and Release is not an admission of guilt or wrongdoing by the Released Parties and she acknowledges that the Released Parties do not believe or admit that they have done anything wrong. She further acknowledges that she has not suffered any discrimination or wrongful treatment by any Released Party.

8. Non-competition, Non-disclosure and Confidentiality

         Employee acknowledges that she possesses secret, confidential, or proprietary information or trade secrets concerning the operations, future plans or business methods of the Company and its affiliates. She agrees that the Company and its affiliates would suffer irreparable harm if she used or disclosed this information. To prevent this harm, Employee has made the following promises and further acknowledges that the Company would be irreparably harmed if she broke any of them:

         (i) Promise Not to Disclose. Employee promises that she will not directly or indirectly use or disclose any confidential, proprietary information which she has acquired during her tenure at the Company or any of its affiliates. She understands the disclosure of such information would diminish the Company's goodwill and devalue its trade secrets causing irreparable harm to the Company and its affiliates.

         (ii) Promise Not to Solicit. Employee further agrees that, for a period of one year from the date she signs this Agreement and Release: (I) as to any customer of the Company or an affiliate with whom she has had dealings or about whom she has acquired proprietary information during her employment, she will not solicit or attempt to solicit the customer to do business with any other person or entity who or which provides financial services; and (2) she will not solicit for employment any person who is, or within the preceding six months was, an officer, manager or employee of the Company or its affiliates, unless the individual no longer served in such capacity before her solicitation.

         (iii) Promise Not to Engage in Certain Employment. Employee agrees that, for a period of one year from the date she signs this Agreement and Release, she will not compete with the Company or its affiliates in any city, town or county in which the Company or its affiliates has an office or has filed an application for regulatory approval to establish an office, determined as of the date of this Agreement and Release. Employee further agrees that, during this one-year period and within said cities, towns and counties, she will not work for or advise, consult or otherwise serve with, direcdyor indirectly, any entity whose business competes with the depository, lending or other business activities of the Company or its affiliates. She understands that doing so would cause irreparable injury to the Company.

         (iv) Promise Not to Discuss Proposed Actions in Advance. Before Employee discloses or uses information or commences employment, solicitations, or any other activity that could possibly violate the preceding promises, she agrees that she will discuss her proposed actions with the Chief Executive Officer of the Company, who will advise her in writing whether her proposed actions would violate these promises.

         (v) Confidentiality of Agreement and Release. Employee agrees that she will not communicate or disclose the terms of this Agreement and Release to or with any person( s), with the exception of her immediate family members, her lawyers, her accountants and her financial advisors. With respect to any communications regarding this Agreement and Release with her immediate family, her lawyers, her accountants and her financial advisors, she will inform the recipient of the information that she is providing the information in a confidential manner and subject to the requirement of confidentiality. Notwithstanding the foregoing, nothing herein will preclude the disclosure of the terms of this Agreement and Release by Employee if, in the opinion of her legal counsel, the failure to do so could subject her to penalty or sanction.

9. Consequences of Violation of Promises

         Employee agrees to pay reasonable attorneys' fees, costs, and any damages Released Parties may incur as a result of her breaching a promise she made in this Agreement and Release (such as by suing the Released Parties over a released Claim) or if any representation she made in this Agreement and Release is false.

10. Challenges to Validity

         Should Employee attempt to challenge the enforceability of this Agreement and Release, she agrees first to deliver a certified check to the Company for all amounts she has received because she signed this Agreement and Release, plus ten (10) percent per annum, and to invite the Company and the Bank to cancel this Agreement and Release. If both the Company and the Bank accept Employee's offer, this Agreement and Release will be canceled. If the Company and/or the Bank rejects Employee's offer, the Company will notify her and deposit the amount she repaid in an interest-bearing account pending determination of the enforceability of this Agreement and Release. If the Agreement and Release is determined to be enforceable, the Company will pay her the amount in the account, less any amounts she owes the Company. If the Agreement and Release is determined to be unenforceable, the Company or its designee will retain the account. This paragraph 10 does not apply to actions under Paragraph 6 regarding interpretations as to the scope, meaning or effect of this Agreement and Release, nor to challenges to the enforceability of this Agreement and Release arising under the Age Discrimination in Employment Act
(ADEA).

11. Consideration of Agreement and Release

         Employee acknowledges that, before signing this Agreement and Release and the Employment Termination Certificate, she was not provided with the opportunity to consider this Agreement and Release for twenty-one (21) calendar days before her termination date and that she has voluntarily waived such twenty-one (21) day consideration period. Employee further acknowledges that: ( a) she carefully read this Agreement and Release; (b) she fully understood what this Agreement and Release means; and (c) she is entering into this Agreement and Release voluntarily. Employee further acknowledges that the Company strongly encouraged her to discuss this Agreement and Release with her attorney (at her own expense) before signing this Agreement and Release and that she did so, if at all, to the extent she deemed appropriate.

12. Notification to Public of Employee's Termination

         The Company will issue a statement to the public and the employees of the Company and of the Bank, on or about the date of Employee's termination of employment, as set forth in Appendix B attached hereto.

13. No Disparagement

         (a) Employee agrees that she will not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on the Company or the Bank or any of the Released Parties. Nothing herein precludes Employee from complying with a subpoena or other lawful process.

         (b) The Company and the Bank agree that they will not make, or cause to be made, any statement or communicate any information (whether oral or written) that disparages or reflects negatively on Employee. The Company and the Bank also agree that they will not interfere with Employee's efforts to obtain subsequent employment. It will not be a violation of this paragraph 13(b) if an employee or independent contractor of the Company and the Bank disparages Employee or interferes with her efforts to obtain subsequent employment and such actions are outside the scope of his or her employment or without the authority of the Company and the Bank. Nothing herein precludes the Company and the Bank from complying with a subpoena or other lawful process.

14. Merger

         Notwithstanding the payments and benefits set forth in Paragraph I of this Agreement, if the Company should enter into a definitive agreement and plan of merger with Patriot Bank Corp. within one hundred and eighty (180 days) from the date of this Agreement, then Employee will receive the payments and benefits she would have otherwise received under Section 5 of her employment agreement with the Company, less payments or benefits already provided for under this Agreement.

15. Indemnification

         The Company will provide Employee (including her heirs, executors and administrators) with coverage under the Company's directors' and officers' liability insurance policy at its expense and will indemnify Executive (and her heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by her in connection with or arising out of any action, suit or proceeding in which she may be involved by reason of her having been a director or officer of the Company, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

16. Miscellaneous

         This Agreement and Release and the Employment Termination Certificate set forth the entire agreement between Employee and the Company and the Bank pertaining to the subject matter of this Agreement and Release. The Agreement and Release may not be modified or canceled in any manner, except in a written document signed by both Employee and an authorized Company and Bank official. Employee acknowledges that the Company and the Bank have made no promises to her other than those set forth in this Agreement and Release. If any provision of this Release is found unenforceable, all other provisions will remain fully enforceable. It is necessary that the Company and the Bank sign this Agreement and Release for it to become binding upon both Employee and the Company and the Bank. This Agreement and Release binds the successors and assigns of the Company and the Bank and Employee's heirs, administrators, representatives, executors, successors, and assigns, and will inure to the benefit of the Released Parties and their heirs, administrators, representatives, executors, successors, and assigns and to Employee and her heirs, administrators, representatives, executors, successors and assigns. This Agreement and Release will be construed as a whole according to its fair meaning. It will not be construed strictly for or against Employee or the Released Parties. Unless the context indicates otherwise, the term "or" will be deemed to include the term "and" and the singular or the plural number will be deemed to include the other. This Release will be governed by the common law and statutes of the State of Pennsylvania, excluding any choice of laws statutes or common law.

TAKE THIS AGREEMENT AND RELEASE HOME, READ IT IN ITS ENTIRETY, AND CAREFULLY CONSIDER ALL OF ITS PROVISIONS BEFORE SIGNING IT. THIS AGREEMENT AND RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS. YOU SHOULD CONSULT YOUR ATTORNEY BEFORE SIGNING THIS RELEASE.

September 12, 2003                            /s/ E. Lee Beard
--------------------------------------       ----------------------------------
Date                                          Signature of E. Lee Beard


/s/ Dee Dee Lazur                             /s/ E. Lee Beard
--------------------------------------        ----------------------------------
Witness to the Signature of                   Print Name
E. Lee Beard


September 12, 2003                            /s/ Thomas L. Kennedy
--------------------------------------        ----------------------------------
Date                                          For Northeast Pennsylvania
                                              Financial Corp.


/s/ Amelia Primerau                           /s/ Thomas L. Kennedy
--------------------------------------        ----------------------------------
Witness to the Signature of the               Print Name
Representative of
Northeast Pennsylvania Financial Corp.

September 12, 2003                            /s/ Thomas L. Kennedy
--------------------------------------        ----------------------------------
Date                                          For First Federal Bank


/s/ Amelia Primerau                           /s/ Thomas L. Kennedy
--------------------------------------        ----------------------------------
Witness to the Signature of the               Print Name
Representative of
First Federal Bank

                                   Appendix A
                        (General Release of E. Lee Beard)

                       Employment Termination Certificate

THIS CERTIFICATE MUST BE SIGNED AFTER TERMINATION OF EMPLOYMENT AND MUST BE RETURNED TO THE CHIEF EXECUTIVE OFFICER OF NORTHEAST PENNSYLVANIA FINANCIAL CORP. BY SEPTEMBER 20, 2003.

         I entered into an Agreement and Release with Northeast Pennsylvania Financial Corp. (the "Company") and First Federal Bank (the "Bank") dated the l2th day of September, 2003. I hereby acknowledge that:

         (1) A blank copy of this Employment Termination Certificate was attached as an Appendix to the Agreement and Release when it was given to me for review. I have had more time to consider signing this Certificate than the time I was given to consider signing the Agreement and Release. I may revoke this Certificate within seven (7) days after I sign it. I was advised to discuss the Agreement and Release, including this Certificate, with an attorney before executing either document.

         (2) The benefits payable or provided under the Agreement and Release (my Remaining Payments) become payable or will be provided only if I sign this Certificate and do not revoke it within seven (7) days after I sign it.

         (3) My employment with the Company and the Bank actually terminated before I signed this Certificate and, in exchange for my Remaining Payments, I hereby agree that this Certificate will be a part of my Agreement and Release and that my Agreement and Release is to be construed and applied as if I signed it on the day I signed this Certificate. This extends my release of Claims under the Agreement and Release to any Claims that arose during the remainder of my employment through the date my employment terminated.


September 15, 2003                            /s/ E. Lee Beard
--------------------------------------       ----------------------------------
Date                                          Signature of E. Lee Beard


/s/ William W. Beard                          /s/ E. Lee Beard
--------------------------------------        ----------------------------------
Witness to the Signature of                   Print Name
E. Lee Beard

                        ADDENDUM TO AGREEMENT AND RELEASE

         This serves as an addendum to the Agreement and Release between E. Lee Beard ("Employee") and Northeast Pennsylvania Financial Corp ("the Company") and First Federal Bank ("the Bank") signed and dated September 12, 2003:

         The following paragraph is considered as being part of section 1. Payments and Benefits.

         Accelerate vesting, effective as of 12:01 am EDT on September 13, 2003, of the 11,825 shares of restricted stock granted to Employee under the Incentive Plan that were otherwise scheduled to vest on October 27, 2003.


September 24, 2003                            /s/ E. Lee Beard
--------------------------------------       ----------------------------------
Date                                          By E. Lee Beard


/s/ William W. Beard                          /s/ E. Lee Beard
--------------------------------------        ----------------------------------
Witness to the Signature of                   Print Name
E. Lee Beard


September 26, 2003                            /s/ Thomas L. Kennedy
--------------------------------------        ----------------------------------
Date                                          Signature of the Representative of
                                              Northeast Pennsylvania
                                              Financial Corp.


/s/ Patricia Purvis                           /s/ Thomas L. Kennedy
--------------------------------------        ----------------------------------
Witness to the Signature of the               Print Name
Representative of
Northeast Pennsylvania Financial Corp.

September 26, 2003                            /s/ Thomas L. Kennedy
--------------------------------------        ----------------------------------
Date                                          Signature of the Representative of
                                              First Federal Bank


/s/ Patricia Purvis                           /s/ Thomas L. Kennedy
--------------------------------------        ----------------------------------
Witness to the Signature of the               Print Name
Representative of
First Federal Bank